                                                                    EXHIBIT 10.5

                       PREFERRED STOCK PURCHASE AGREEMENT

     This Preferred Stock Purchase Agreement is made and entered into as of the 22nd day of December, 1999, between Medi-Ject Corporation, a Minnesota corporation (the "Company"), and Bio-Technology General Corp., a Delaware corporation ("Investor").

     For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Company and the Investor, the Company and the Investor agree as follows:

     1. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to the Investor at the Closing (as defined herein), and the Investor agrees to purchase from the Company at the Closing, 250 shares of the Company's Series B Convertible Preferred Stock (the "Preferred Stock") with the rights and preferences provided in the Certificate of Designation for such Preferred Stock attached hereto as Exhibit A (the "Certificate of Designation"). The purchase price per share is $1,000. The Preferred Stock is sometimes referred to herein as the "Securities."

     2. Closing. The closing of the purchase and sale of the Securities hereunder shall take place at the offices of the Company, Minneapolis, Minnesota, at 10:00 a.m., Minneapolis time, on December 22, 1999 or at such other place(s) or different time(s) or day(s) as the Company in its discretion shall determine (the "Closing"). At the Closing, the Company will deliver to the Investor a certificate representing the number of shares of Preferred Stock and the Investor shall cause to be delivered to the Company a wire transfer or check payable to the Company in the amount of $250,000.

     3. Representations and Warranties by the Company. To induce the Investor to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to the Investor as follows:

          (a) Disclosure. The Company has provided the Investor with all the information the Investor has requested in deciding whether to purchase the Securities and certain additional information, including, the Company's Annual Report on Form 10-K for the year ended December 31, 1998, the Company's Quarterly Reports on Form 10-Q for each of the first three quarters of 1999, the Company's Proxy Statement for its 1999 Annual Meeting of Shareholders, all other filings made by the Company with the Securities and Exchange Commission and the Company's 1999 press releases (the "Disclosed Information"). None of the Disclosed Information as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (b) Organization, Good Standing, Etc. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and conduct its business as now conducted and proposed to be conducted.

          (c) Authorization and Enforceability. The Company has full legal power, right and authority to adopt the Certificate of Designation and to enter into this Agreement and the Registration Rights Agreement among the Company and the Investor, the form of which is attached hereto as Exhibit B (the "Registration Rights Agreement") and to issue the Securities and to carry out and perform its obligations under this Agreement and the Registration Rights Agreement. This Agreement, the Certificate of Designation and the Registration Rights Agreement have been duly authorized, executed and delivered on behalf of the Company and are the valid and binding obligations of the Company, enforceable in accordance with their respective terms and subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, to the exercise of judicial discretion as to the availability of equitable remedies such as specific performance and injunction and, as to enforcement of the indemnification provisions, to limitations under applicable securities laws.

          (d) Defaults. The adoption of the Certificate of Designation and the execution of this Agreement and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of, any of the terms or conditions of, or constitute a default or violation under, (i) the Articles of Incorporation, as amended, or Bylaws, as amended, of the Company, (ii) any indenture, agreement or other instrument to which the Company is now a party, or (iii) any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency having jurisdiction over the Company or its property.

          (e) Valid Issuance of Preferred Stock. The Preferred Stock, when authorized, issued, sold and delivered in accordance with the terms hereof will be duly authorized, validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Preferred Stock and the issuance of the Common Stock upon conversion of the Preferred Stock is not subject to any pre-emptive right, right of first refusal or similar right that has not been waived.

          (f) Approvals. The adoption of the Certificate of Designation and the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not require the consent, approval, order or authorization of any governmental entity or any other person under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which the Company is a party or to which any of its properties are subject, and no declaration, filing or registration with any governmental entity is required or advisable by the Company in connection with the adoption of the Certificate of Designation and the execution and delivery of this Agreement and the Registration Rights Agreement, the consummation of the transactions contemplated hereby and thereby, or the performance by the Company of its respective obligations hereunder and thereunder, other than the filing of the Certificate of Designation with the Secretary of State of Minnesota, which filing will occur prior to Closing, filings which may be required under state blue sky laws, and, with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Securities and Exchange Commission.

          (g) Litigation. Other than the current arbitration with the Investor, there is no action, suit, investigation, arbitration or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of its properties or rights (including, without limitation, no charge of patent and/or trademark infringement), by or before any governmental entity, or any basis in fact therefor known to the Company, against or involving the Company or any of its officers, directors or employees (in their capacity as such), assets, business or products, whether at law or in equity.

          (h) Compliance with Laws. The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of any governmental entity relating to or affecting the operation, conduct or ownership of its property or business, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or, to the best knowledge of the Company, threatened against it alleging any failure so to comply.

          (i) No Misleading Statements. This Agreement and the Disclosed Information as a whole do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which has a material adverse effect on the business, prospects, results of operations, financial condition or assets of the Company or in the future may (so far as the Company can now reasonably foresee) have such a material adverse effect which has not been disclosed to the Investor in writing.

     4. Representations of the Investor. The Investor represents that:

          (a) Investment Intent. The Securities being acquired by the Investor are being purchased for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws by reason of their contemplated issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws, and that the reliance of the Company upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Securities, and the shares of the Company's common stock issuable upon conversion or exercise thereof, may not be transferred or resold without (i) registration under the Securities Act and applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

          (b) Location of Principal Office, Qualification as an Accredited Investor, Etc. The state in which the Investor's principal office is located is the state set forth in the Investor's address on the signature page hereof. The Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Investor acknowledges receipt of the Disclosed Information and that the Company has made available to the Investor at a reasonable time prior to the execution of this Agreement the opportunity to ask questions and receive answers concerning the business and affairs of the Company and the terms and conditions of the sale of Securities contemplated by this Agreement and to obtain any additional information (which the Company possessed or could acquire without unreasonable effort or expense) to verify the accuracy of information furnished to the Investor. The Investor (i) understands that an investment in the Securities involves a high degree of risk; (ii) is able to bear the loss of the Investor's entire investment in the Securities without any material adverse effect on such Investor's business, operations or prospects, and (iii) has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.

          (c) Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

     5. Conditions of the Investor's Obligation. The obligation to purchase and pay for the Securities at the Closing is subject to the fulfillment prior to or on the Closing date of the conditions set forth in this Section 5.

          (a) Representations and Warranties. The representations and warranties of the Company under this Agreement shall be true on and as of the Closing date with the same effect as though made on and as of the Closing date.

          (b) Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing date.

          (c) File Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Minnesota and such certificate shall have been accepted and duly filed by such Secretary's office.

          (d) Execution of Registration Rights Agreement. The Company shall have executed and delivered to the Investor the Registration Rights Agreement attached hereto as Exhibit B.

     6. Conditions of the Company's Obligations. The obligation of the Company to sell, transfer and deliver the Securities at the Closing is subject to the fulfillment prior to or on the Closing date of the conditions set forth in this
Section 6.

          (a) Representations and Warranties. The representations and warranties of the Investor under this Agreement shall be true on and as of the Closing date with the same effect as though made on and as of the Closing date.

          (b) Compliance with Agreement. The Investor shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing date.

          (c) File Certificate of Designation. The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Minnesota and such certificate shall have been accepted and duly filed by such Secretary's office.

     7. Company's Covenant. The Company hereby agrees to use its best efforts to cause the conditions set forth in Section 4(a)(i) and (ii) to the Certificate of Designation to be fulfilled as promptly as reasonably possible and in no event later than one year from the date hereof. In the event the Company does not cause the conditions set forth in Section 4(a)(i) and (ii) to the Certificate of Designation to be fulfilled by one year from the date hereof, the Company shall immediately redeem all the Preferred Stock at a price per share equal to 105% of the Series B Liquidation Preference (as defined in the Certificate of Designation).

     8. Restriction on Transfer of Preferred Stock and Shares.

          (a) Legend. Each share of Preferred Stock and each certificate representing shares of the Company's common stock issued pursuant to the transactions contemplated hereby shall be endorsed with a legend in substantially the form which follows:

          "The securities represented by this certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, and all applicable state securities laws, or (ii) such registration."

     9. Miscellaneous.

          (a) Changes, Waivers, Etc. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing, signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          (b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail or shall be sent by facsimile transmission followed by mailed copy to the address listed on the signature page hereof and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, if sent by mail, when received, or, if sent by facsimile, upon the sender's receipt of confirmation from its facsimile machine of transmission.

          (c) Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          (d) Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without regard to the principles of conflicts of law thereof.

          (e) Counterparts. This Agreement may be executed at different times and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Securities.

          (g) Entire Agreement. This Agreement, including and incorporating all Exhibits and Schedules hereto, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, understandings and agreements, written or oral, among the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed personally or by their duly authorized representatives as of the date indicated above.

                                       MEDI-JECT CORPORATION


                                       By: /s/ Franklin Pass
                                           -------------------------------------
                                           Franklin Pass, its President

                                       Address: 161 Cheshire Ln. #100
                                                --------------------------------
                                                Minneapolis, MN 55441
                                                --------------------------------

                                                --------------------------------

                                       INVESTOR:

                                       BIO-TECHNOLOGY GENERAL CORP.


                                       By: /s/ S. Fass
                                           -------------------------------------
                                       Its: CEO
                                            ------------------------------------
                                       Address: 70 Wood Ave. S.
                                                --------------------------------
                                                Iselin, NJ 08830
                                                --------------------------------

                                                --------------------------------

                                    EXHIBIT A

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       OF

                              MEDI-JECT CORPORATION


     The undersigned officers of Medi-Ject Corporation, a corporation organized and existing under the Minnesota Business Corporation Act (the "Corporation"), do hereby certify that, pursuant to authority conferred by the Second Amended and Restated Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), and pursuant to the provisions of Section 302A.401 of the Minnesota Business Corporation Act, the Board of Directors of the Corporation adopted a resolution adopting a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (this "Certificate of Designations") providing for certain designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of 250 shares of Series B Convertible Preferred Stock, $.01 par value per share, which resolution is as follows:

     RESOLVED: That pursuant to Article 3 of the Second Amended and Restated Articles of Incorporation, as amended, of this Corporation, the Board of Directors hereby establishes the following series of Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), of the Corporation having the designations, powers, number, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof set forth below:

     1. Designation. 250 shares of the Series B Preferred Stock shall be designated and known as the "Series B Convertible Preferred Stock."

     2. Dividend Provisions.

          a. The Series B Convertible Preferred Stock will not accrue a dividend. Dividends will be payable only if, as and when determined by the Corporation's Board of Directors.

          b. Notwithstanding anything contained in this Certificate of Designations to the contrary, so long as any shares of Series B Convertible Preferred Stock remain outstanding, (i) no dividends shall be declared or payable with respect to any outstanding shares of Common Stock of the Corporation or shares of any other class of shares of the Corporation, except for the Series A Convertible Preferred Stock; and (ii) except for repurchases or redemptions made in good faith by the Corporation in consideration for the exercise of options issued under the Corporation's stock option plans existing on the date hereof and except for redemptions of Series A Convertible Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire shares of Common Stock of the Corporation or shares of any other class of shares of the Corporation.

     3. Liquidation Preference.

          a. Subject to the rights of the holders of Series A Convertible Preferred Stock, in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), before any payment of cash or distribution of other property shall be made to the holders of the Common Stock (the "Common Shareholders") or any other class or series of stock subordinate in Liquidation Preference to the Series B Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, the Original Purchase Price per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series B Convertible Preferred Stock after issuance) plus any declared and unpaid dividends thereon (the "Series B Liquidation Preference"). As used herein, the "Original Purchase Price" is $1,000 per share.

          b. If, upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series B Convertible Preferred Stock the full amounts to which they shall be entitled, subject to the rights of the holders of the Series A Convertible Preferred Stock, the holders of the Series B Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to subsection 3(a), above.

          c. After the distributions described in subsection (a), above, have been paid, the holders of the Series B Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

          d. For purposes of this Section 3:

               (i) a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include,

                    (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); except, if (i) the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition) hold at least 50% of the voting power of the surviving or acquiring entity or
               (ii) if a majority in interest of the Series B Convertible Series B Preferred Stock, voting as a class, shall have approved such reorganization, merger or consolidation; or

                    (B) a sale of all or substantially all of the assets of the
               Corporation.

               (ii) Upon the occurrence of any of the events described in the foregoing subsection (3)(d)(i), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value, which shall be valued as follows:

                    (A) if traded on a securities exchange or through Nasdaq,
               the average of the closing sale prices of the securities on such exchange for the 20 consecutive trading days ending with the day which is two trading days prior to the closing of such transaction (the "Market Price");

                    (B) if actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the 30 day period ending three days prior to the closing; or

                    (C) if there is no active public market, the fair market
               value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Convertible Preferred Stock.

          The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (ii), (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the then outstanding shares of the Series B Convertible Preferred Stock.

               (iii) In the event the requirements of this subsection 3(d) are not complied with, the Corporation shall forthwith either:

                    (A) cause such closing to be postponed until such time as
               the requirements of this Section 3 have been complied with; or

                    (B) cancel such transaction, in which event the rights,
               preferences and privileges of the holders of the Series B Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 3(e) below.

          e. The Corporation shall give each holder of record of Series B Convertible Preferred Stock written notice of any impending transaction described under subsection 3(d)(i) above, not later than 20 days prior to the shareholders' meeting called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this
     Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series B Convertible Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the then outstanding shares of Series B Convertible Preferred Stock.

     4. Conversion.

          a. Optional Conversion. Each share of Series B Convertible Preferred Stock shall at the option of the holder be convertible into fully paid and nonassessable shares of Common Stock at any time after the date that all of the following have occurred: (i) the Corporation has filed an amendment to its Articles of Incorporation increasing the authorized Common Stock from 3,400,000 shares to at least 10,000,000 shares (the "Amendment"); and (ii) the Corporation has obtained any necessary approvals under the Nasdaq listing requirements. The events described in paragraphs (i) and (ii) above are referred to herein as the "Permissible Conversion Events." All outstanding shares of Series B Convertible Preferred Stock shall convert into shares of Common Stock at the Conversion Price in effect on the date the holder gives written notice of conversion and delivers certificates representing the shares to be so converted (the "Optional Conversion Date"), provided that if NASDAQ Rule 4460(I)(1)(d)(ii) would prevent conversion in full without stockholder approval, then the holder shall only be entitled to convert to the extent permitted by such rule and the Corporation shall obtain any requisite stockholder approval necessary to allow such conversion.

          b. Automatic Conversion. Each share of Series B Convertible Preferred Stock shall automatically convert into fully paid and nonassessable shares of Common Stock on the later of (i) the date of the occurrence of the Permissible Conversion Events; or (ii) June 30, 2001 (such later date referred to herein as the "Automatic Conversion Date"), provided that if NASDAQ Rule 4460(I)(1)(d)(ii) would prevent conversion in full without stockholder approval, then the automatic conversion shall occur to the extent permitted by such rule and the Corporation shall obtain any requisite stockholder approval necessary to allow such conversion in full.

          c. The number of shares of Common Stock to be issued upon a conversion under this Section 4 shall be determined by valuing each issued and outstanding share of Series B Convertible Preferred Stock at the Series B Liquidation Preference and converting such share into such number of shares of Common Stock as may be acquired at such value where each share of Common Stock is valued at the conversion price applicable to such share (the "Conversion Price"), determined as hereafter provided, in effect on the Optional Conversion Date, with respect to an optional conversion, and the Automatic Conversion Date, with respect to an automatic conversion. The Conversion Price per share of Common Stock on any day for purposes of a conversion under this Section 4 shall be equal to the lesser of (i) the average of the closing prices per share of the Corporation's Common Stock for the twenty (20) consecutive trading days immediately preceding the Optional Conversion Date, with respect to an optional conversion, and the Automatic Conversion Date, with respect to an automatic conversion, or (ii) $2.50 per share (subject to adjustment for stock splits, stock dividends and similar actions). Upon conversion pursuant to this Section 4, holders of Series B Convertible Preferred Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Optional Conversion Date, with respect to an optional conversion, and the Automatic Conversion Date, with respect to an automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     5. Redemption. The Corporation shall have the right, at any time after the occurrence of both Permissible Conversion Events and prior to the conversion of such shares into shares of Common Stock as provided in Section 4 above, to redeem any or all of the issued and outstanding shares of Series B Convertible Preferred Stock for cash at a price per share equal to the Series B Liquidation Preference. The Corporation shall give the holder not less than 30 days and not more than 60 days prior notice of such redemption, and the holder shall be entitled to convert any or all of the shares of Series B Convertible Preferred Stock prior to the date of redemption.

     6. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends), then, in each such case for the purpose of this Section 6, the holders of the Series B Convertible Preferred Stock shall be entitled, upon conversion of the Series B Convertible Preferred Stock, to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series B Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     7. Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Section 3 or
Section 4) provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 with respect to the rights of the holders of the Series B Convertible Preferred Stock after the recapitalization to the end that the provisions of Section 4 shall be applicable after that event as nearly equivalent as may be practicable.

     8. No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Preferred Stock against impairment.

     9. No Fractional Common Shares and Certificate as to Adjustments. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of the Series B Convertible Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

     10. Notices. Any notice required by the provisions hereof to be given to the holders of shares of Series B Convertible Preferred Stock shall be deemed given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given and five (5) days after mailing if mailed by first-class mail to the address of the holder appearing on the books of the Corporation.

     11. Voting Rights.

          a. Unless otherwise required by law, holders of Series B Convertible Preferred Stock will not be entitled to vote on any matter; provided, however, that the Corporation shall take no action that would adversely affect the holders of Series B Convertible Preferred Stock relative to the holders of any other class of the Corporation's securities (including, without limitation, by issuing any securities having a liquidation or dividend preference senior to, or pari passu with, the Series B Convertible Preferred Stock) without the prior approval of the holders of a majority of such Series B Convertible Preferred Stock voting as a separate class pursuant to subsection b of this Section 11.

          b. In any vote by the holders of the Series B Convertible Preferred Stock acting as a class, each holder of Series B Convertible Preferred Stock shall be entitled to one vote for each share of Series B Convertible Preferred Stock.

     12. Status of Converted or Redeemed Stock. In the event any shares of Series B Convertible Preferred Stock shall be converted pursuant to Section 4 hereof or redeemed pursuant to Section 5 hereof, the shares so converted or redeemed shall be canceled and shall not be reissuable by the Corporation.

     13. Amendment. Notwithstanding anything contained herein to the contrary, any provision of this Certificate of Designations may be modified or waived with the consent of the Company and the holders of a majority in interest of the Series B Convertible Preferred Stock.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations, Preferences and Rights to be duly executed to this 30th day of December, 1999.

                                       MEDI-JECT CORPORATION



                                       By: /s/ Franklin Pass
                                           -------------------------------------
                                       Name: Franklin Pass
                                             -----------------------------------
                                       Title: Chairman
                                              ----------------------------------

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement is made and entered into as of the 22nd day of December, 1999, by and among Medi-Ject Corporation, a Minnesota corporation (the "Company") and Bio-Technology General Corp., a Delaware corporation (the "Investor").

                                    RECITALS

     A. The Investor and the Company have entered into that certain Preferred Stock Purchase Agreement, dated December 22, 1999 (the "Purchase Agreement").

     B. It is a condition to the transactions contemplated in the Purchase Agreement that the Company provide the registration rights provided herein and the parties hereto desire to provide for such rights on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise noted, all capitalized terms used herein shall have the meanings afforded them in the Purchase Agreement.

     2. Registration Rights. The Company covenants and agrees as follows:

          2.1 Demand Registration. At any time beginning one year from the date hereof, on one occasion only, upon request by at least 50% of the registered holders of common stock acquired upon conversion of the Preferred Stock (such shares of common stock referred to herein as the "Registrable Stock"), the Company will promptly take all necessary steps to register or qualify the sale of such shares by the holders thereof on the applicable registration statement form under the Securities Act of 1933 and such state laws as such holders may reasonably request; provided, however, that (i) the Company shall not be required to include any such shares of Common Stock in any such registration for any holder who is able to sell all shares of Common Stock owned by such holder during the three-month period beginning on the date such registration is requested by such holder, without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act; and (ii) the Company may, on not more than one occasion, delay the filing of any registration statement requested pursuant to this Section 2.1 to a date not more than 90 days following the date of such request if in the reasonable opinion of the Company at the time of such request such a delay is necessary in order not to significantly adversely affect financing efforts then underway at the Company. The costs and expenses directly related to any registration requested pursuant to this section, including but not limited to legal fees of the Company's counsel, audit fees, printing expense, filing fees and fees and expenses relating to qualifications under state securities or blue sky laws incurred by the Company shall be borne entirely by the Company; provided, however, that the persons for whose account the securities covered by such registration are sold shall bear the underwriting commissions applicable to their shares and fees of their legal counsel. If the holders of Registrable Stock are the only persons whose shares are included in the registration pursuant to this section, such holders shall bear the expense of inclusion of audited financial statements in the registration statement which are not dated as of the Company's normal fiscal year or are not otherwise prepared by the Company for its own business purposes. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this paragraph for such period as may be necessary for the holders to dispose of such securities (not to exceed 180 days) and, from time to time shall amend or supplement, at the holder's expense, the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with applicable law. The managing underwriter of an offering registered pursuant to this Section 2.1, if any, shall be selected by the holders of a majority of the Registrable Stock for which registration has been requested and shall be reasonably acceptable to the Company. Without the written consent of the holders of a majority of the Registrable Stock for which registration has been requested pursuant to this Section 2.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Registrable Stock.

          2.2 Registration--General Provisions. In connection with the registration of the Registrable Stock under the Securities Act, the Company will:

               (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective as soon as possible after the date it is filed and keep the prospectus which is a part of such registration statement current until the earlier of the date on which:
          (i) all such shares have been sold, or (ii) 180 days after the date it is declared effective by the Commission (the "Effectiveness Period");

               (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the Effectiveness Period referred to in Section 2.2(a) above;

               (c) at the request of the Investor, provide the Investor's counsel (referred to herein as "Investor's Counsel") with reasonable opportunities to review and comment on, and otherwise participate in, the preparation of such registration statement;

               (d) furnish to the Investor participating in such registration and to the underwriters of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Investor and underwriters may reasonably request in order to facilitate the public offering of such securities;

               (e) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Investor may reasonably request in writing within 30 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process (which shall not include a "Uniform Consent to Service of Process" or other similar consent to service of process which relates only to actions or proceedings arising out of or in connection with the sale of securities, or out of a violation of the laws of the jurisdiction requesting such consent) or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (f) notify the Investor, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed with the Commission;

               (h) notify the Investor promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

               (i) provide Investor with customary opinions and accountants cold comfort letter;

               (h) prepare and file with the Commission, promptly upon the request of the Investor, any amendments or supplements to such registration statement or prospectus which, in the opinion of Investor's Counsel, if any (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the shares of the Company's common stock by the Investor;

               (i) prepare and promptly file with the Commission and promptly notify the Investor of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

               (j) advise the Investor, and the Investor's Counsel, if any, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

               (k) Notwithstanding the foregoing, following the effectiveness of such registration statement, the Company may, at any time, suspend the effectiveness of such registration statement for up to no longer than ninety (90) days, as appropriate (a "Suspension Period"), by giving notice to the Investor, if (i) the Company, with the advice of its counsel, shall have determined that the Company may be required to disclose any material corporate development or (ii) the Company shall be involved in an underwritten public offering of its securities. The Company will use its best efforts to minimize the length of any Suspension Period. Further, no more than one 90-day Suspension Period or multiple Suspension Periods which do not exceed 90 days in the aggregate may occur in any 12-month period and the Effectiveness Period referred to in Section 2.2(a) shall be extended by the number of days such registration is subject to any Suspension Period. The Investor agrees that, upon receipt of any notice from the Company of a Suspension Period, it will not sell (subject to the limitations on the Company set forth above) any Registrable Stock pursuant to such registration statement until (i) such Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) the Investor has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) the Investor has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

          2.3 Registration Expenses. The Company shall pay all Registration Expenses (as defined below) in connection with the inclusion of shares of the Company's common stock in any registration statement, or application to register or qualify such shares under state securities laws, filed by the Company hereunder, other than as set forth herein. For purposes of this Agreement, the term "Registration Expenses" means the filing fees payable to the Commission, any state agency and the NASD; the fees and expenses of the Company's legal counsel and independent certified public accountants in connection with the preparation and filing of the registration statement (and all amendments and supplements thereto) with the Commission; and all expenses relating to the printing of the registration statement, prospectuses and various agreements executed in connection with the registration statement. Notwithstanding the foregoing, the Investor will pay the fees and expenses of any legal counsel the Investor may engage, as well as the Investor's share of any custodian fees or commission or discounts or transfer taxes which may be payable to any underwriter and any other expenses incurred by the Investor not expressly included herein.

     3. Indemnification; Contribution.

          (a) To the extent permitted by law, the Company will indemnify the Investor, each of its officers, directors, members and partners, and each person controlling such Investor, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, each director and controlling person of the Company and each officer of the Company who signed the registration statement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Company, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification of the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be sated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Investor, each of its officers, directors, members and partners, and each person controlling such Investor, each such director, controlling person and officer, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Investor or underwriter and stated to be specifically for use therein.

          (b) To the extent permitted by law, the Investor will indemnify the Company, each director, officer and controlling person of the Company and each officer of the Company who signed the registration statement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Investor, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document in which the Investor's shares are included (including any related registration statement, notification of the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein, or any violation by the Investor of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Investor and relating to action or inaction required of the Investor in connection with any such registration, qualification or compliance, and will reimburse the Company, each of its officers, directors, and each person controlling the Company, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding.

          (c) The party entitled to indemnification under this Section 3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to notify materially adversely affects the Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 3 shall for any reason be unenforceable by an Indemnified Party, although otherwise available in accordance with its terms, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses with respect to which such Indemnified Party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Indemnifying Party or the Indemnified Party, and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and Investor agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable consideration. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof. In no case, however, shall Investor be responsible for a portion of the contribution obligation in excess of the net proceeds to such Investor of securities sold as contemplated herein. No person guilty of fraudulent misrepresentation (within the meaning of Section11(f) of the Securities
     Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (e) Anything to the contrary contained in this Section 3 notwithstanding, no Investor shall be liable for any indemnification or contribution in excess of the net proceeds received by it from any sale of Registrable Stock which has been registered hereunder.

     4. Miscellaneous.

          (a) Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given or made unless the Company has obtained the written consent of the Investor.

          (b) All notices and other communications provided for or permitted hereunder shall be made by hand delivery, telex, facsimile, overnight courier or registered first-class mail to the address of the party set forth on the signature page. All such notices and communications shall be deemed to have been duly given: when delivered, if by hand, overnight courier or mail; when the appropriate answer back is received, if by telex; when transmission is confirmed by the sending unit, if by facsimile.

          (c) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (d) The headings to this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date indicated above.

                                       MEDI-JECT CORPORATION


                                       By: /s/ Franklin Pass
                                           -------------------------------------
                                       Its: Chairman & CEO
                                            ------------------------------------
                                       Address: 161 Cheshire Ln. #100
                                                --------------------------------
                                                Minneapolis, MN 55441
                                                --------------------------------

                                                --------------------------------

                                       BIO-TECHNOLOGY GENERAL CORP.


                                       By: /s/ S. Fass
                                           -------------------------------------
                                       Its: CEO
                                            ------------------------------------
                                       Address: 70 Wood Ave. S.
                                                --------------------------------
                                                Iselin, NJ 08830
                                                --------------------------------

                                                --------------------------------